As filed with the Securities and Exchange Commission on December 22, 1998
                                                     Registration No. ___-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               PG&E CORPORATION
            (Exact name of registrant as specified in its charter)

              California                             94-3234914
(State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                   One Market, Spear Street Tower, Suite 2400
                        San Francisco, California 94105
              (Address of principal executive offices) (zip code)

                      PG&E Energy Services Retirement Plan
               U.S. Generating Company 401(k) Profit-Sharing Plan
U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees
                           (Full title of the Plans)

                             Gary P. Encinas, Esq.
                             77 Beale Street, B30A
                                P.O. Box 770000
                        San Francisco, California 94177
                    (Name and address of agent for service)

   Telephone number, including area code, of agent for service:(415) 973-2784

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
Title of each class                             Proposed   Proposed
of securities to be                             maximum    maximum    Amount
registered:                                     offering  aggregate     of
Common Stock,                     Amount to     price per  offering registration
no par value                    be registered     share     price       fee
-------------------------------------------------------------------------------
PG&E Energy Services
Retirement Plan                 1,000,001 shs   $32.22*       $32.22*     $.01*

U.S. Generating Company         500,000 shs         *            *         *
401(k) Profit-Sharing Plan

U.S. Generating Company         500,000 shs         *            *         *
401(k) Profit-Sharing Plan
for Bargaining Unit Employees

*The registration fee with respect to these 2,000,000 shares was paid when Registration Statement No. 33-50601 covering 20,000,000 shares was filed on October 14, 1993. Upon the filing of Post-Effective Amendment No. 4 to Registration Statement No. 33-50601, the registration of such 2,000,000 shares, along with the respective registration fee of $22,110, shall be transferred to this registration statement for offer and sale under the terms of the employee benefit plans described herein. The original registration fee was calculated pursuant to Rules 457(h)(1) and 457(c) of the Securities Act of 1933, on the basis of $35.375 per share. The proposed maximum offering price per share shown in the table above is $32.22, the average of the high and low prices of the registrant's common stock on December 18, 1998 as reported on the New York Stock Exchange.

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 33-50601, as amended by Post-Effective amendments Nos. 1, 2 and 3, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement, except to the extent modified by the information set forth below in response to Part II, Items 3 and 8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents are incorporated by reference in this registration statement: (i) the latest annual report of PG&E Corporation (the "Registrant"), the PG&E Energy Services Retirement Plan, the U.S. Generating Company 401(k) Profit-Sharing Plan, and the U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock ("Common Stock") filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or by the PG&E Energy Services Retirement Plan, the U.S. Generating Company 401(k) Profit-Sharing Plan, and the U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees, after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.   Exhibits.

          5.1 Undertaking re Status of Favorable Determination Letter regarding the Plans - The Registrant will cause its subsidiaries referenced herein to submit, or such subsidiaries have submitted, the plans described herein and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans under
          Section 401(k), of the Internal Revenue Code.

          5.2 Opinion of Bruce R. Worthington, Esq. (incorporated by reference to Exhibit 5.2 of Post-Effective Amendment No. 2 to Registration Statement No. 33-50601).

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Bruce R. Worthington (included in Exhibit 5.2 hereto).

          24.1 Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 21st day of December 1998.

                                    PG&E CORPORATION
                                      (Registrant)


                                    By  /s/ GARY P. ENCINAS
                                        ---------------------------
                                        GARY P. ENCINAS
                                        Attorney-in-Fact


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

       Signatures                    Title                 Date
--------------------------   ---------------------   -----------------
A.  Principal Executive
    Officer
    *ROBERT D. GLYNN, JR.    Chairman of the         December 21, 1998
                             Board, President,
                             and Chief
                             Executive Officer

B.  Principal Financial
    Officer
    *MICHAEL E. RESCOE       Senior Vice President   December 21, 1998
                             and Chief Financial
                             Officer

C.  Controller or
    Principal Accounting
    Officer
    *CHRISTOPHER P. JOHNS    Vice President and      December 21, 1998
                             Controller

D.        Directors

          *ROBERT D. GLYNN, JR. )
          *RICHARD A. CLARKE    )
          *H. M. CONGER         )
          *MARY S. METZ         )
          *JOHN C. SAWHILL      )
          *WILLIAM S. DAVILA    )
          *REBECCA Q. MORGAN    )

          *DAVID A. COULTER      )Directors
          *C. LEE COX            )
          *ALAN SEEELENFREUND    )
          *RICHARD B. MADDEN     )
          *BARRY LAWSON WILLIAMS )
          *DAVID M. LAWRENCE     )
          *CARL E. REICHARDT     )



* By   Gary P. Encinas
     ------------------------------
          (Gary P. Encinas,
          Attorney-in-Fact)


   The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees of the Plans listed below have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 21st day of December, 1998.


                         PG&E ENERGY SERVICES RETIREMENT PLAN


                          By:   Gay Westfall
                               -------------------------------
                          Gay Westfall, Vice President of Human
                          Resources, Plan Administrator


                         U.S. GENERATING COMPANY 401(K) PROFIT-SHARING PLAN

                          By: U.S. GENERATING COMPANY, as
                          Plan Administrator

                            By:  P. Chrisman Iribe
                               -------------------------------
                            P. Chrisman Iribe
                            President and Chief Operating Officer


                         U.S. GENERATING COMPANY 401(K) PROFIT-SHARING PLAN FOR BARGAINING UNIT EMPLOYEES

                          By: U.S. GENERATING COMPANY, as
                          Plan Administrator

                            By:  P. Chrisman Iribe
                               -------------------------------
                            P. Chrisman Iribe
                            President and Chief Operating Officer

                                 EXHIBIT INDEX


          23.1  Consent of Arthur Andersen LLP.

          24.1  Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this Registration Statement.